UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 27, 2010

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

At our annual meeting of stockholders held on May 27, 2010, the following proposals were adopted by a final vote of our stockholders:

1.
The stockholders voted to approve the election of the following directors to hold offices until the next annual meeting of stockholders and until their successors are elected and qualified, or until their earlier deaths or resignations.

	For	Against	Abstain	Broker Non-Vote
Armen Der Marderosian	68,005,167	2,853,541	13,904	4,367,335
Mickey P. Foret	70,345,603	511,788	15,221	4,367,335
Senator William H. Frist	70,287,617	570,365	14,630	4,367,335
Lydia H. Kennard	70,318,230	537,899	16,483	4,367,335
Martin M. Koffel	67,416,846	2,710,007	754,759	4,367,335
General Joseph W. Ralston, USAF (Ret.)	68,040,681	2,818,087	13,844	4,367,335
John D. Roach	67,523,272	3,334,307	15,033	4,367,335
Douglas W. Stotlar	68,023,536	2,834,612	14,464	4,367,335
William P. Sullivan	69,264,433	1,594,860	13,319	4,367,335
William D. Walsh	63,799,954	7,059,274	13,384	4,367,335

2.	The stockholders voted to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our 2010 fiscal year.

Number of Shares
For	73,403,034
Against	1,754,639
Abstain	82,274
Broker Non-Votes	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, URS Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: May 27, 2010	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President, Controller, and Chief Accounting Officer